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                                                                   EXHIBIT 10.10


                   BILL OF SALE AND ASSUMPTION OF LIABILITIES
                   ------------------------------------------

          (Casa Bonita Incorporated to Summit Family Restaurants Inc.)

        This Bill of Sale and Assumption of Liabilities, entered into effective as of 6:00 a.m., Pacific time, on September 23, 1997 ("Bill of Sale"), is executed and delivered between (i) Casa Bonita Incorporated, a Texas corporation ("CB") and indirect wholly-owned subsidiary of CKE Restaurants, Inc. ("CKE"), and (ii) Summit Family Restaurants Inc., a Delaware corporation ("Summit") and a wholly-owned subsidiary of CKE pursuant to the Contribution Agreement, dated as
of September   , 1997, by and among CKE, Summit, CB and others (the
"Contribution Agreement").

                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

         The following definitions shall for all purposes apply to the terms used in this Bill of Sale.

        (a) "Assets" means all of CB's assets, properties and rights of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located that are related to or used in the operation of the Casa Bonita Restaurants (other than Excluded Assets), including, without limitation, CB's entire right, title and interest in and to the following, as the same shall exist at and as of the time and date hereof:

             (1) All of the equipment, furniture, fixtures, trade fixtures, signs, sign poles, machinery, kitchen equipment, computers, cash registers, menus, uniforms, small equipment, small wares and other tangible personal property located at and used in connection with the operation of the Casa Bonita Restaurants;

             (2) All inventories of food products and supplies purchased by CB for use in connection with the Casa Bonita Restaurants;

             (3) All of the agreements relating to the Casa Bonita Restaurants under which CB owns or holds any leasehold interest in real property, including any buildings and improvements thereon, or leases in personal property, whether tangible or intangible (collectively, the "Leases");

             (4) All of the agreements, contracts, licenses, instruments, commitments and understandings, written or oral, that are related to or required for the operation of the Casa Bonita Restaurants (collectively, the "Assigned Contracts");

             (5) All rights in and to any governmental and private permits, licenses, certificates of occupancy, franchises and authorizations, to the extent assignable, used in or relating to the Casa Bonita Restaurants;

             (6) All rights in and to any processes, recipes, menus, formulations, methods, software (including documentation), technology, know-how, formulae, trade secrets, trade dress, inventions, patents, copyrights, copyright registrations, trade names, trademarks and service marks (and federal and state registrations thereof), and all applications therefor, owned or held by CB and


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used in connection with the operation of or relating to the Casa Bonita
Restaurants which shall include, without limitation, all goodwill associated therewith;

             (7) All financial books and accounting records, and all files, lists, publications, and other records and data used in or relating to the Casa Bonita Restaurants, including, without limitation, lists of suppliers and distributors and related files, environmental records, price lists, marketing plans, sales records, labor relations and employee compensation records, and maintenance records, regardless of the medium on which such information is stored or maintained;

             (8) All cash on hand (store drawer and safe) at the Casa Bonita Restaurants;

             (9) All prepaid fees and deposits associated with any Assigned Contracts or with the operation of the Casa Bonita Restaurants (including, without limitation, a $50,000 deposit with Sygma), and all prepaid rents, property taxes and repairs and maintenance supplies and similar prepaid expense items (subject to proration as provided in the Contribution Agreement);

             (10) Any cause of action, claim, suit, proceeding, judgment or demand, of whatsoever nature, of or held by CB against any third parties arising out of the Assets or the Casa Bonita Restaurants; and

             (11) All goodwill associated with the Casa Bonita Restaurants and the Assets.

         (b) "Assumed Liabilities" means all of CB's liabilities, duties and obligations, other than Excluded Liabilities, of every kind, character and description, whether known or unknown, whether matured or unmatured and whether accrued or contingent related to the Assets and the Casa Bonita Restaurants (other than Excluded Liabilities) and including, without limitation, the following:

             (1) All current liabilities of CB arising out of the operation of the Casa Bonita Restaurants;

             (2) All unperformed and unfulfilled obligations of CB under all Assigned Contracts and all purchase orders, commitments and undertakings related to the Casa Bonita Restaurants;

             (3) all accrued vacation and bonus, and workers' compensation general liability reserves related to the Casa Bonita Restaurants; and

             (4) All other liabilities, duties and obligations arising from CB's operations of the Casa Bonita Restaurants including, without limitation, those executory obligations arising after the date hereof under the Assigned Contracts and the Leases.

         (c) "Casa Bonita Restaurants" means the two Mexican-themed restaurants operated under the Casa Bonita name which are located at the addresses set forth on Schedule 1 attached hereto.

         (d) "Excluded Assets" shall mean, and CB shall retain all of its right, title and interest in and to, all Unit Depository Accounts maintained by CB and all accounts receivable arising from the Casa Bonita Restaurants to and including the date of this Bill of Sale.

         (e) "Excluded Liabilities" shall mean, and CB shall remain solely responsible for the payment of, all of CB's obligations as of the date of this Bill of Sale for trade accounts payable and accrued payroll and taxes.



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                                    ARTICLE 2
                                    ---------

                                   Conveyances
                                   -----------

        (a) For the consideration described in the Contribution Agreement, in consideration of the assumption by Summit of the Assumed Liabilities and the delivery by Summit to CB of a promissory note in the principal amount of [$495,000], which reflects CB's book value of the net Assets (i.e., the sum of the book values of the Assets less the book value of the Assumed Liabilities), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CB hereby grants, assigns, transfers and delivers to Summit all of its right, title and interest to the Assets, at and as of the time and date hereof.

         TO HAVE AND TO HOLD all the foregoing Assets to its own use forever.

         (b) In the event that the transfer and assignment attempted to be made hereunder of any right, title or interest in, to or under any agreement, easement, right-of-way, lease, permit, license, right, claim or other Asset would be ineffective as between CB and Summit or would violate any applicable law or regulation without the order, approval, waiver or consent of any person or entity, or would serve as a cause for modifying, terminating or invalidating any such agreement, easement, right-of-way, lease, permit, license, right, claim or other Assets, or would cause or serve as a cause for the loss, or the modification of the terms, or ownership thereof or the right, title of interest therein, then, notwithstanding the foregoing, such Asset shall be temporarily excluded from the aforesaid conveyance and assignment; provided, however, that, in any event, CB shall, to the greatest extent permitted, hold such right, title or interest for the exclusive use and benefit of Summit and its successors and assigns until such order, approval, waiver or consent has been obtained or until, following the exhaustion of all challenges and appeals, it is finally determined that no such order, approval, waiver or consent will be obtained, at which time such right, title or interest shall automatically and with no further action or consideration in respect thereof be excluded from this Bill of Sale; and provided, further, that, without further consideration therefor, CB and Summit shall execute such other and further documents, and shall take such other and further actions, as shall be reasonably necessary to transfer, convey and assign to Summit any right, title or interest excluded from this Bill of Sale pursuant to the preceding proviso. Upon the obtaining of such order, approval, wavier or consent, no further conveyance or assignment shall be required, but such right, title or interest shall automatically and with no further action or consideration therefor become fully and completely vested in Summit by virtue of this Bill of Sale.

                                    ARTICLE 3
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                            Assumption of Liabilities
                            -------------------------

        For the consideration described in the Contribution Agreement, in consideration of the contribution of the Assets to Summit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Summit hereby assumes the Assumed Liabilities at and as of the time and date hereof, and agrees to pay, perform and discharge all of the Assumed Liabilities promptly when due or when required to be performed.



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                                    ARTICLE 4
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                                Power of Attorney
                                -----------------

         CB does hereby constitute and appoint Summit, its successors and assigns the true and lawful attorney-in-fact of CB with full power and substitution for it and in its name, place and stead or otherwise by or on behalf of CB, its successors and assigns and for the benefit of Summit, its successors and assigns, to demand and receive from time to time any and all moneys, property and assets, real, personal and mixed, tangible and intangible, hereby transferred and assigned or intended so to be and to make, execute, acknowledge, swear to and file in the name of the CB and its successors and assigns any deeds, assignments, notices, filings, applications, registrations and other instruments of further assurance and transfer and registration of the same and to give receipts and releases in respect of the same, and from time to time, to institute and prosecute in the name of Summit, or CB for the benefit of Summit, any and all proceedings at law, in equity or otherwise which Summit, its successors and assigns may deem proper in order to collect, assert, perfect, improve or enforce any claims, rights, interest or title of any kind in and to the Assets, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do any and all such acts and things in furtherance of the purposes of this Bill of Sale as Summit, its successors or assigns shall deem advisable. CB hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by an act of CB or its successors or assigns, by the bankruptcy, insolvency or dissolution of CB or any successor thereto or assign thereof or otherwise by operation of law.

                                    ARTICLE 5
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                                  Governing Law
                                  -------------

         This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, this Bill of Sale has been duly executed by the parties hereto as of the date first above written.

                                       CASA BONITA INCORPORATED,
                                       a Texas corporation


                                       By:
                                           -------------------------------------
                                           Its:
                                                --------------------------------

                                       SUMMIT FAMILY RESTAURANTS INC.,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------
                                           Its:
                                                --------------------------------


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